UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2004

BROOKSTONE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21406	06-1182895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE INNOVATION WAY, MERRIMACK, NH	03054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 603-880-9500.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 27, 2004 the Company announced the appointment of Steven Strickland to the position of Vice President of Marketing. Under the terms of his appointment Mr. Strickland shall receive an annualized base salary of $275,000 and certain other guaranteed payments totaling $125,000, of which $50,000 will be payable in Fiscal 2005 and $75,000 will be payable in Fiscal 2006. His appointment provides for a severance package consisting of a maximum payout equal to twelve months base salary. Upon approval from the Company’s board of directors, Mr. Strickland will also be granted 20,000 shares of deferred stock, which shares shall be delivered to Mr. Strickland on the fourth anniversary of his start date provided that he remains employed by the Company at such time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 27, 2004	By:	/s/ Philip W. Roizin
Philip W. Roizin
Executive Vice President, Finance and Administration, Treasurer and Secretary
(Principal Financial Officer and duly authorized to sign on behalf of registrant)